SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2004

HUMBOLDT BANCORP

(Exact name of registrant as specified in its charter)

California	0-27784	93-1175446

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2998 Douglas Blvd., Suite 330, Roseville, California 95661

(Address and telephone number of principal executive offices)

(916) 783-2812

(Registrant’s Telephone Number, including Area Code)

Item 7. Financial Statements and Exhibits
Item 9. Required FD Disclosure
SIGNATURE
EXHIBIT 99.1

Item 7. Financial Statements and Exhibits

     a. Financial Statements of Business Acquired

     Not applicable

     b. Pro Forma Financial Information

     Not applicable

     c. Exhibits

99.1	Joint Press Release Issued by Humboldt Bancorp and Umpqua Holdings Corporation on May 6, 2004

Item 9. Required FD Disclosure

     On May 6, 2004, Humboldt Bancorp and Umpqua Holdings Corporation issued a joint press release, which announced expected dates for the special meetings of shareholders and the expected date for completion of the pending merger of the two companies. A copy of the press release is included as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2004	HUMBOLDT BANCORP, a California Corporation
/s/ Patrick J. Rusnak
Patrick J. Rusnak
Executive Vice President and Chief Financial Officer